                                                              Exhibit (d)(2)(ii)

SCHEDULE A
AS AMENDED AND RESTATED SEPTEMBER 6, 2001


         Fees payable to the Manager pursuant to paragraph 4 hereof shall be at the following annual rates for each Fund:


USAZ Van Kampen Aggressive Growth Fund                                     *%
USAZ Alger Strategic Growth Fund                                           0.95%
USAZ Alliance Capital Technology Fund                                      **%
USAZ Templeton Developed Markets Fund                                      ***%
USAZ Alliance Capital Large Cap Growth Fund                                **%
USAZ Van Kampen Capital Growth Fund                                        *%
USAZ PIMCO Renaissance Fund                                                0.75%
USAZ PIMCO Value Fund                                                      0.75%
USAZ Alger American  Growth Fund                                           0.85%
USAZ Van Kampen Comstock Fund                                              *%
USAZ PIMCO Growth and Income Fund                                          0.75%
USAZ Van Kampen Growth and Income Fund                                     *%
USAZ Alliance Capital Growth and Income Fund                               **%





                          *                            FIRST $100      $100     $250 TO $500       AVERAGE
                                                       MILLION OF    TO $250     MILLION OF      NET ASSETS
                                                        AVERAGE     MILLIONOF      AVERAGE        EXCEEDING
                                                       NET ASSETS    AVERAGE     NET ASSETS     $500 MILLION
                                                                    NET ASSETS
USAZ Van Kampen Capital Growth Fund                      0.85%        0.80%        0.775%           0.75%
USAZ Van Kampen Growth and Income Fund                   0.775%       0.75%        0.725%          0.675%
USAZ Van Kampen Comstock Fund                            0.775%       0.75%        0.725%          0.675%
USAZ Van Kampen Aggressive Growth Fund                   0.90%        0.85%        0.825%           0.80%



                          **                           FIRST $10       $10       $20 TO $40      $40 TO $60           AVERAGE
                                                       MILLION OF     TO $20     MILLION OF      MILLION OF          NET ASSETS
                                                        AVERAGE     MILLION OF     AVERAGE         AVERAGE           EXCEEDING
                                                       NET ASSETS    AVERAGE     NET ASSETS      NET ASSETS         $60 MILLION
                                                                    NET ASSETS
USAZ Alliance Capital Technology Fund                    1.00%        0.875%        0.75%           0.75%              0.75%
USAZ Alliance Capital Large Cap Growth Fund              1.00%        0.875%        0.75%           0.75%              0.75%
USAZ Alliance Capital Growth and Income Fund             1.00%        0.875%        0.75%          0.625%              0.50%


              ***               FIRST $50       $50      $200 TO $500         AVERAGE
                                MILLION OF    TO $200     MILLION OF        NET ASSETS
                                 AVERAGE     MILLION OF    AVERAGE           EXCEEDING
                                NET ASSETS    AVERAGE     NET ASSETS       $500 MILLION
                                             NET ASSETS
USAZ Templeton Developed          0.875%      0.715%        0.625%             0.60%
   Markets Fund



         The management fee shall be accrued and paid to the Manager as provided in Section 4 of the Investment Management Agreement.